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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 14, 1997 (November 13, 1997)




                      Laidlaw Environmental Services, Inc.
--------------------------------------------------------------------------------
               (Exact name of Company as specified in its charter)


Delaware                           1-8368                       51-0228924
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(State or other                  (Commission                 (IRS Employer
jurisdiction                    File Number)                Identification
of incorporation)                                                  Number)


   1301 Gervais Street, Suite 300, Columbia, South Carolina      29201
           (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On November 13, 1997, Laidlaw Environmental Services, Inc. ("LESI")(NYSE:LLE) announced that it has filed a Registration Statement on Form S-4 with the United States Securities and Exchange Commission (SEC) relating to its previously announced intention to offer to purchase all outstanding shares of Elgin, Illinois-based Safety-Kleen Corp. (NYSE:SK). The full text of the announcement is reproduced below:

                    LAIDLAW ENVIRONMENTAL FILES S4 WITH SEC

COLUMBIA, SOUTH CAROLINA...NOVEMBER 13, 1997. Laidlaw Environmental Services, Inc. (NYSE:LLE) says it has filed a registration statement on form S-4 with the Securities and Exchange Commission relating to its previously announced intention to offer to purchase all outstanding shares of Safety-Kleen Corp. (NYSE:SK) for $14 per share in cash plus 2.4 common shares of Laidlaw Environmental Services, Inc.

Although discussions have taken place and correspondence exchanged between Laidlaw Environmental Services (LES) and Safety-Kleen (SK) since LES's offer was delivered to SK on November 3rd, the parties continue to disagree on SK's insistence that a "standstill" agreement is a prerequisite to substantive negotiations. SK has advised LES that its offer of November 3rd will be considered along with the others that are received and other strategic options.

LES has delivered notice to SK in accordance with Wisconsin law (SK's jurisdiction of incorporation), requesting that a special meeting of shareholders be convened to consider permitting LES to vote all shares acquired under its offer. Under the applicable Wisconsin statute, without this vote, a shareholder who acquires more than 20% of the voting shares of a company covered by the statute may be prevented from voting more than 10% of the shares it holds. Within 10 days of the notice, SK is required to fix a date for the meeting which must be held between 30 and 50 days from the notice date.

Laidlaw Environmental Services, Inc. is the leading provider of hazardous and industrial waste management services to industry and government. The company operates from more than 100 locations throughout North America.



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CONTACTS:         James R. Bullock
                  Chairman
                  Laidlaw Environmental Services
                    and President and CEO
                    Laidlaw Inc.
                  800-563-6072 ext. 201

                  Kenneth W. Winger
                  President and CEO
                  Laidlaw Environmental Services
                  803-933-4211

                  TAG Watson
                  Vice President Communications
                  Laidlaw Inc.
                  800-563-6072 ext. 309


         The LESI announcement indicated that notice was delivered to Safety-Kleen Corp. requesting that a special meeting of shareholders be convened to consider permitting LESI to vote all shares acquired under its offer. The notice was delivered by letter dated November 13, 1997 to Mr. Donald W. Brinckman, Chairman and Chief Executive Officer of Safety-Kleen, from Mr. James
R. Bullock, Chairman of LESI. The full text is reproduced below:



November 13, 1997

Mr. Donald W. Brinckman
Chairman & Chief Executive Officer
Safety-Kleen Corp.
1000 North Randall Road
Elgin, Illinois
USA 60123

Dear Mr. Brinckman:

We continue to be frustrated at the lack of progress in engaging in substantive dialogue with you due to your continuing insistence that we sign a standstill agreement. We believe our offer of $14.00 in cash and 2.4 shares of Laidlaw Environmental Services, Inc. common stock represents outstanding value for your shareholders.

The combination of our two companies is of compelling strategic importance to both our shareholders. We have repeatedly sought to work with you in a co-operative manner to achieve a mutually beneficial transaction.
Unfortunately, our efforts have come to naught.

As we discussed in Chicago, under the securities laws we are required to file a registration statement relating to our offer with the Securities and Exchange Commission. We took that step today. As a courtesy, we are enclosing a copy of these materials for you. As soon as we are permitted to do so, we will make our offer directly to Safety-Kleen Corp. shareholders. We strongly believe that Safety-Kleen Corp. shareholders, the owners of the company to whom your Board owes fiduciary duties, are the ones who should ultimately decide whether our offer and the strategic benefits the combination promises are as compelling to them as they are to us.

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As you will appreciate, in order for Safety-Kleen Corp. shareholders to accept our offer, we must be assured that all antitakeover devices put in place by your Board or otherwise applicable under Wisconsin law will not apply to our offer. Accordingly, we hereby request that your Board amend your poison pill to make it inapplicable to an acquisition of Safety-Kleen Corp. shares pursuant to our offer, approve our acquisition of Safety-Kleen Corp. shares pursuant to our offer for purposes of Section 180.1141 of the Wisconsin Statutes and take or agree to take any other action necessary or appropriate to eliminate all antitakeover devices.

In addition, we are furnishing you with the resolution and notice contemplated by Section 180.1150(4) of the Wisconsin Statutes. We request that, as required by statute, your Board call a special meeting of Safety-Kleen Corp. shareholders to vote on the resolution and that such meeting be held no sooner than 30 nor later than 50 days from the date hereof. In this connection, we are enclosing a request that you furnish us with a list of Safety-Kleen Corp. shareholders so that we can communicate with them directly and solicit proxies for the special meeting.

We do not take these actions lightly. Your failure to work with us leaves us no alternative. We remain hopeful your Board, after due consideration, will determine to engage us in negotiations that lead to a mutually beneficial merger of our two outstanding companies.

Yours very truly,


/s/ J. R. Bullock

James R. Bullock
Chairman


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: November 14, 1997               By:  /s/ Kenneth W. Winger
                                           ---------------------
                                           Kenneth W. Winger, President
                                           and Chief Executive Officer